Exhibit 99.19

FAMILY BENEFIT LIFE INSURANCE COMPANY

INDEX TO AUDITED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Seaver& Forck, CPAs 1620 Southridge, Suite A Jefferson City, Missouri 65109 ---- 573-636-5507 Fax 573-636-3304	Member of American Institute of Certified Public Accountants Missouri Society of Certified Public Accountants

Independent Auditor’s Report

To the Board of Directors and
Shareholders of Family Benefit Life Insurance Company

We have audited the accompanying statements of financial position of Family Benefit Life Insurance Company (the Company) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Benefit Life Insurance Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then endedin conformity with accounting principles generally accepted in the United States of America.

Jefferson City, Missouri
March 5, 2012

Family Benefit Life Insurance Company
Statements of Financial Position

	December 31, 2011	December 31, 2010
Assets
Investments
Available-for-sale fixed maturity securities at fair value (amortized cost: $49,877,856 and $53,857,732 as of December 31, 2011 and December 31, 2010, respectively)	$56,252,307	$58,791,451
Available-for-sale equity securities at fair value (cost: $564,302 and $365,954 as of December 31, 2011 and December 31, 2010, respectively)	304,773	341,644
Mortgage loans on real estate	79,710	227,742
Real estate	582,560	595,892
Policy loans	1,047,378	1,020,176
Other investments	110	343
Total investments	58,266,838	60,977,248
Cash and cash equivalents	9,103,505	3,367,421
Accrued investment income	775,438	837,249
Recoverable from reinsurers	120,068	140,448
Agents' balances and due premiums	39,715	40,054
Deferred policy acquisition costs	640,315	695,145
Property and equipment, net	954	1,566
Guaranty fund receivable	10,336	6,528
Total assets	$68,957,169	$66,065,659
Liabilities and Shareholders' Equity
Policy liabilities
Policyholders' account balances	$36,746,133	$36,194,680
Future policy benefits	14,001,983	13,559,646
Policy claims	166,594	127,985
Premiums paid in advance	12,214	7,577
Total policy liabilities	50,926,924	49,889,888
Current federal income taxes	36,720	-
Deferred federal income taxes	1,192,284	962,068
Other liabilities	96,572	65,921
Total liabilities	52,252,500	50,917,877
Shareholders' equity
Common stock, $1 par value voting stock: authorized 1,750,000 shares, 1,604,378 issued and 1,287,640 and 1,290,696 outstanding as of December 31, 2011 and December 31, 2010, respectively	1,604,378	1,604,378
Additional paid-in capital	394,025	394,025
Treasury stock, at cost (316,738 and 313,682 shares as of December 31, 2011 and December 31, 2010, respectively)	(1,456,886)	(1,435,167)
Accumulated other comprehensive income	4,891,938	3,927,527
Retained earnings	11,271,214	10,657,019
Total shareholders' equity	16,704,669	15,147,782
Total liabilities and shareholders' equity	$68,957,169	$66,065,659

See notes to financial statements.

Family Benefit Life Insurance Company
Statements of Operations

	Year Ended December 31,
	2011	2010
Revenues
Premiums	$1,925,398	$1,345,450
Net investment income	3,335,179	3,409,490
Net realized investment gains (losses)	31,035	(75,721)
Other income	11,268	9,412
Total revenues	5,302,880	4,688,631
Benefits, Claims and Expenses
Benefits and claims
Increase in future policy benefits	438,777	6,074
Death benefits	736,011	801,507
Benefits on supplementary contracts with life contingency	425,226	199,051
Surrenders	144,202	408,171
Interest credited to policyholders	1,252,660	1,215,930
Dividend and endowment benefits to policyholders	135,706	121,748
Total benefits and claims	3,132,582	2,752,481
Policy acquisition costs deferred	(29,736)	(21,929)
Amortization of deferred policy acquisition costs	84,566	83,469
Commissions	66,023	42,628
Other underwriting, insurance and acquisition expenses	653,851	579,951
Total benefits, claims and expenses	3,907,286	3,436,600
Income before total federal income tax expense	1,395,594	1,252,031
Current federal income tax expense	214,230	269,000
Deferred federal income tax expense (benefit)	(10,886)	2,511
Total federal income tax expense	203,344	271,511
Net income	$1,192,250	$980,520
Net income per common share basic and diluted	$0.92	$0.76

See notes to financial statements.

Family Benefit Life Insurance Company
Statement of Changes in Shareholders' Equity

				Accumulated
	Common	Additional		Other		Total
	Stock	Paid-in	Treasury	Comprehensive	Retained	Shareholders'
	$1 Par Value	Capital	Stock	Income	Earnings	Equity
Balance at January 1, 2010	$1,604,378	$394,025	$(1,395,477)	$1,757,304	$9,870,373	$12,230,603
Comprehensive income:
Net income					980,520	980,520
Change in net unrealized appreciation on available-for-sale securities				2,170,223		2,170,223
Total comprehensive income						3,150,743
Dividend to shareholders					(193,874)	(193,874)
Treasury stock purchases, net			(39,690)			(39,690)
Balance at December 31, 2010	1,604,378	394,025	(1,435,167)	3,927,527	10,657,019	15,147,782
Comprehensive income:
Net income					1,192,250	1,192,250
Change in net unrealized appreciation on available-for-sale securities				964,411		964,411
Total comprehensive income						2,156,661
Dividend to shareholders					(578,055)	(578,055)
Treasury stock purchases, net			(21,719)			(21,719)
Balance at December 31, 2011	$1,604,378	$394,025	(1,456,886)	$4,891,938	$11,271,214	$16,704,669

See notes to financial statements.

Familt Benefit Life Insurance Company
Statements of Cash Flows

	Year Ended December 31,
	2011	2010
Operating activities
Net income	$1,192,250	$980,520
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	15,749	14,411
Accretion of discount on investments	(107,691)	(106,413)
Realized investment (gains) losses	(31,035)	75,721
Amortization of policy acquisition cost	84,566	83,469
Policy acquisition cost deferred	(29,736)	(21,929)
Provision for deferred federal income taxes	(10,886)	2,511
Interest credited on policyholder deposits	1,264,794	1,210,625
Change in assets and liabilities
Accrued investment income	61,811	(17,666)
Policy loans	(27,202)	105,840
Recoverable from reinsurers	20,380	(13,890)
Agents balances and due premiums	339	356
Guaranty funds receivable	(3,808)	1,632
Future policy benefits	442,337	(3,976)
Policy claims	38,609	17,233
Premiums paid in advance	4,637	(5,086)
Currrent federal income taxes	36,720	(20,000)
Other liabilities	30,651	(6,828)
Net cash provided by operating activities	2,982,485	2,296,530

Investing activities
Purchase of fixed maturity securities	(849,163)	(4,870,539)
Sales of fixed maturity securities	-	10
Maturity of fixed maturity securities	4,963,289	2,953,000
Purchase of equity securities	(266,543)	(84,139)
Sale of equity securities	74,469	99,676
Payments on mortgage loans	146,235	72,086
Sale of real estate	-	18
Payments on other investments	233	199
Purchases of furniture and equipment	(1,805)	-
Net cash provided by (used in) investing activities	4,066,715	(1,829,689)

Financing activities
Policyholder account deposits	1,696,094	1,055,504
Policyholder account withdrawals	(2,409,436)	(1,569,828)
Dividends to shareholders	(578,055)	(193,874)
(Purchase) sale of treasury stock, net	(21,719)	(39,690)
Net cash used in financing activities	(1,313,116)	(747,888)

Increase (decrease) in cash	5,736,084	(281,047)

Cash and cash equivalents, beginning of period	3,367,421	3,648,468
Cash and cash equivalents, end of period	$9,103,505	$3,367,421

See notes to financial statements.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies

Nature of Operations

Family Benefit Life Insurance Company (the Company or Family Benefit Life) is a life and annuity insurance company incorporated in Missouri.

Family Benefit Life is primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life and annuity insurance products to individuals in seven states.  The Company’s current product portfolio consists of whole life, term, accidental death and dismemberment, annuity, endowment and group life insurance products.The products are sold through independent agents in the states of Missouri, Kansas, Arizona, Colorado, Nebraska, Oklahoma and New Mexico.

On October 20, 2011, the Company announced that it had signed a transaction agreement with Trinity Life Insurance Company, domiciled in Oklahoma, to be acquired.  Trinity Life Insurance Company purchased all of the issued and outstanding shares of Family Benefit Life from its shareholders.  The transaction price per share was $11.05 and was based on Family Benefit Life’s statutory capital and surplus (presented in accordance with statutory accounting principles) as of September 30, 2011 and the number of common shares issued and outstanding as of September 30, 2011 plus a premium of approximately $3.7 million.  The transaction was subject to completion of due diligence, the continuation of Family Benefit Life’s business in the ordinary course and certain other conditions.  Closing occurred between December 13, 2011 and December 28, 2011 as Trinity Life Insurance Company purchased the Company’s 1,287,640 issued and outstanding shares from the Company’s shareholders.

Basis of Presentation

The accompanyingfinancial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Investments

Fixed maturity securities are comprised of bonds that are classified as available-for-sale and are carried at fair value with unrealized gains and losses, net of applicable income taxes, reported in accumulated other comprehensive income.  The amortized cost of fixed maturity securitiesavailable-for-sale is adjusted for amortization of premium and accretion of discount to maturity.  Interest income, as well as the related amortization of premium and accretion of discount, is included in net investment income under the effective yield method.  The amortized cost of fixed maturity securities available-for-sale is written down to fair value when a decline in value is considered to be other-than-temporary.

Equity securities available-for-sale are comprised of common stock and are carried at fair value.  The associated unrealized gains and losses, net of applicable income taxes, are included in accumulated other comprehensive income.  The cost of equity securities available-for-sale is written down to fair value when a decline in value is considered to be other-than-temporary.  Dividends from these investments are recognized in net investment income when declared.

The Company evaluates the difference between the cost/amortized cost and estimated fair value of our investments to determine whether any decline in value is other-than-temporary in nature.  This determination involves a degree of uncertainty.  If a decline in the fair value of a security is determined to be temporary, the decline is recorded as an unrealized loss in stockholders' equity. If a decline in a security's fair value is considered to be other-than-temporary, the Company then determines the proper treatment for the other-than-temporary impairment.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies (continued)

For fixed maturity securities available-for-sale, the amount of any other-than-temporary impairment related to a credit loss is recognized in earnings and reflected as a reduction in the cost basis of the security; and the amount of any other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss) with no change to the cost basis of the security.  For equity securities available-for-sale, the amount of any other-than-temporary impairment is recognized in earnings and reflected as a reduction in the cost basis of the security.

The assessment of whether a decline in fair value is considered temporary or other-than-temporary includes management's judgment as to the financial position and future prospects of the entity issuing the security. It is not possible to accurately predict when it may be determined that a specific security will become impaired.  Future adverse changes in market conditions, poor operating results of underlying investments and defaults on mortgage loan payments could result in losses or an inability to recover the current carrying value of the investments, thereby possibly requiring an impairment charge in the future.

Likewise, if a change occurs in the Company’s intent to sell temporarily impaired securities prior to maturity or recovery in value, or if it becomes more likely than not that the Company will be required to sell such securities prior to recovery in value or maturity, a future impairment charge could result.

If an other-than-temporary impairment related to a credit loss occurs with respect to a bond, the Company amortizes the reduced book value back to the security's expected recovery value over the remaining term of the bond.  The Company continues to review thesecurity for further impairment that would prompt another write-down in the value.

Mortgage loans are carried at unpaid balances, net of unamortized premium or discounts.  Interest income and the amortization of premiums or discounts are included in net investment income.

Real estate is carried at amortized cost.  Depreciation on the office building is calculated over its estimated useful life of 30 years.

Policy loans are carried at unpaid principal balances.  Interest income on policy loans is recognized in net investment income at the contract interest rate when earned.

Other investments are comprised of a Government National Mortgage Association security and are carried at amortized cost, net of unamortized premium or discount.  Interest income and the amortization of premium and accretion of discount are included in net investment income.

Cash and cash equivalents include cash on hand, amounts due from banks and money market instruments.  The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

Realized gains and losses on sales of investments are recognized in operations on the specific identification basis.  Interest and dividends earned on investments are included in net investment income.

Deferred Policy Acquisition Costs

Commissions and other acquisition costs which vary with and are primarily related to the production of new business are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate.  Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance.  If this current estimate is less than the existing balance, the difference is charged to expense.

Deferred acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies (continued)

Deferred acquisition costs related to annuities that subject the Company to mortalityor morbidity risk over a period that extends beyond the period or periods in which premiums are collectedand that have terms that are fixed and guaranteed (i.e., limited-payment long-duration annuity contracts) are deferred to the extent deemed recoverable and amortized in relation to the present value of actual and expected gross profits on the policies.

Property and Equipment

Property and equipment are carried at amortized cost.  Office furniture and equipment is recorded at cost or fair value at acquisition less accumulated depreciation using the straight-line method over the estimated useful life of the respective assets of 3 to 7 years.  Leasehold improvements are recorded at cost and amortized over the remaining non cancelable lease term.

Reinsurance

The Company cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth.  Estimated reinsurance recoverable balances are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

Other Liabilities

Other liabilities consist primarily of accrued expenses, accounts payable,deposits on pending policy applications and unearned investment income.

Policyholders’ Account Balances

The Company’s liability for policyholders’ account balances represents the contract value that has accrued to the benefit of the policyholder as of the financial statement date. This liability is generally equal to the accumulated account deposits plus interest credited less policyholders’ withdrawals and other charges assessed against the account balance.  Interest crediting rates for individual annuities range from 3.50% to 6.00%.  Interest crediting rates for premium deposit funds range from 2.50% to5.25%.

Future Policy Benefits

The Company’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount of payment depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance and annuity products, expected mortality and morbidity is generally based on the Company’s historical experience or standard industry tables including a provision for the risk of adverse deviation. Interest rate assumptions are based on factors such as market conditions and expected investment returns.  Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require the Company to provide for expected future losses on a product by establishing premium deficiency reserves.

Policy Claims

Policy claim liabilities represent the estimated liabilities for claims reported plus estimated incurred but not yet reported claims developed from trends of historical market data applied to current exposure.

Common Stock

Common stock is fully paid, non-assessable and has a par value of $1 per share.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies (continued)

Federal Income Taxes

The Company uses the liability method of accounting for income taxes.  Deferred income taxes are provided for cumulative temporary differences between balances of assets and liabilities determined under GAAP and balances determined using tax bases.  A valuation allowance is established for the amount of the deferred tax asset that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

Revenues and Expenses

Revenues on traditional life insurance products consist of direct premiums reported as earned when due.  Liabilities for future policy benefits are provided and acquisition costs are amortized in a systematic manner based on the related contract revenues or gross profits as appropriate.Acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and are amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.  Traditional life insurance products are treated as long-duration contracts since they are ordinary whole life insurance products, which generally remain in force for the lifetime of the insured.

Deferred acquisition costs related to annuities that subject us to mortalityor morbidity risk over a period that extends beyond the period or periods in which premiums are collectedand that have terms that are fixed and guaranteed are deferred to the extent deemed recoverable and amortized in relation to the present value of actual and expected gross profits on the policies.  These annuities are treated as long-duration insurance contracts since the Company is subject to risk from policyholder mortality and morbidity over an extended period.

Income from premium financing includes cancellation and late fees.

Net Income per Common Share

Net income per common share basic and diluted is calculated using the weighted average number of common shares outstanding and subscribed during the year.  The weighted average outstanding and subscribed common shares basic and diluted for the years ended December 31, 2011 and 2010 were 1,289,168 and 1,294,937, respectively.

Accumulated Other Comprehensive Income

FASB guidance requires the inclusion of unrealized gains or losses on available-for-sale securities, net of tax, as a component of other comprehensive income.  Unrealized gains and losses recognized in accumulated other comprehensive income that are later recognized in net income through a reclassification adjustment are identified on the specific identification method.

In addition, deferred acquisition costs related to limited-payment long-duration annuity contracts are also adjusted, net of tax, for the change in amortization that would have been recorded if the unrealized gains (losses) from available-for-sale securities had actually been realized.  This adjustment is included in the change in net unrealized appreciation (depreciation) on available-for-sale securities, a component of “Accumulated Other Comprehensive Income” in the shareholders’ equity section of the statement of financial position.

Subsequent Events

Management has evaluated all events subsequent to December 31, 2011 through March 5, 2012, the date that these financial statements have been issued.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-06, Fair Value Measurements(Topic 820 - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”).  The new guidance requires entities to separately disclose information relative to transfers in and out of Levels 1 and 2 in the fair value hierarchy.  In addition, ASU 2010-06 requires separate presentation of transfers in, transfers out, purchases, sales, issuances and settlements of Level 3 investments in the tabular reconciliation of Level 3 activity.  ASU 2010-06 also clarifies the level of disaggregation for which fair value measurements should be disclosed and requires that information about input and valuation techniques be disclosed for Level 2 and Level 3 assets and liabilities.  The Company adopted this guidance effective for the first quarter of 2010.

In October 2010, the FASB issued Accounting Standards Update No. 2010-26, Financial Services – Insurance (Topic 944), Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (“ASU 2010-26”).  The new guidance requires that an insurance entity capitalize only the following as acquisition costs related directly to the successful acquisition of new or renewal insurance contracts:

1.	Incremental direct costs of contract acquisition.
2.
The portion of an employee’s total compensation and payroll-related fringe benefits related directly to acquisition activities for time spent performing underwriting, policy issuance, policy processing, medical, inspection and sales force contract selling for a contract that has actually been acquired.

3.	Other costs related directly to the acquisition activities described in point 2 above that would not have been incurred by the insurance entity had the acquisition contract transaction not occurred.
4.	Advertising costs that meet the capitalization criteria of Subtopic 340-20.

All other acquisition costs should be charged to expense as incurred.  In addition, administrative costs, rent, depreciation, occupancy, equipment and all other general overhead costs are considered indirect costs and should be charged to expense as incurred.  ASU 2010-26 is effective for interim and annual reporting periods beginning after December 15, 2011.  Early adoption is permitted, but only at the beginning of an entity’s annual reporting period.  The Company will adopt ASU 2010-26 in first quarter 2012.  The Company has assessed the guidance and has determined that it will not have a significant financial impact since the Company utilizes a dynamic model whereby deferred acquisition costs on the statement of financial position only include policies currently in force.  This current dynamic model results in immediate amortization of all deferred acquisition costs on the statement of operations where the policy is no longer in force.  Once adopted, the above defined acquisition costs will only be capitalized directly related to the successful acquisition of new or renewal insurance contracts.  After adoption, these acquisition costs will be amortized on the statement of operations when the related policies are no longer in force.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurements(Topic 820) - Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”).  The new pronouncement ensures that fair value has the same meaning in U.S. GAAP and International Financial Reporting Standards (“IFRS”) and that their respective fair value measurements and disclosure requirements are the same (except for minor differences in wording and style).  The amendments in ASU 2011-04 change the wording used to describe the requirements in U.S. GAAP for measuring and disclosing information about fair value measurements.  The amendments clarify the following:

1.
The concepts of highest and best use and valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets and are not relevant when measuring the fair value of financial assets and liabilities.

2.	Requirements specific to measuring the fair value of an instrument classified in shareholders’ equity.
3.	Quantitative information about the observable inputs used in a fair value measurement of items categorized within Level 3 of the fair value hierarchy should be disclosed.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

1.     Organization and Significant Accounting Policies (continued)

The amendments also change a particular principle or requirement for measuring fair value or disclosing information about fair value measurements.  The amendments change the following:

1.	Measuring the fair value of financial instruments that are managed within a portfolio.
2.	In the absence of Level 1 input, premiums or discounts should be applied if market participants would do so when pricing an asset or liability.
3.	Expanded the disclosures about fair value instruments.
a.	Within Level 3 of the fair value hierarchy.
b.	Use of nonfinancial assets in a way that differs from the assets highest and best use.
c.	Categorization by level of the fair value hierarchy for items that are not measured at fair value in the statement of financial position but for which fair value is required to be disclosed.

ASU 2011-04 is effective for public companies for interim and annual periods beginning on or after December 15, 2011 and shall be applied prospectively.  Early application is not permitted.  The Company will adopt this guidance in first quarter 2012.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income(Topic 220) - Presentation of Comprehensive Income (“ASU 2011-05”).  The new pronouncement improves the comparability, consistency and transparency of financial reporting by increasing the prominence of items reported in other comprehensive income and facilitates the convergence of U.S. GAAP and IFRS.  ASU 2011-05 eliminates the option of presenting components of other comprehensive income as part of the statement of changes in shareholders’ equity.  ASU 2011-05 requires that all nonowner changes in shareholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In a single continuous statement, the following shall be presented: components of net income, net income, components of comprehensive income, total for other comprehensive income and the total of comprehensive income.  In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income and the total of comprehensive income.  ASU 2011-05 indicates that regardless of whether comprehensive income is presented in a single continuous statement or in two separate but consecutive statements, reclassification adjustments between net income and other comprehensive income are required to be presented on the face of the financial statements.  ASU 2011-05 would have been effective for public companies for interim and annual periods beginning on or after December 15, 2011.  Early adoption would have permitted.

In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220 - Deferral of Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (“ASU 2011-12”).  ASU 2011-12 indefinitely defers the requirement to present reclassification adjustments out of accumulated other comprehensive income by components in both the statement in which net income is presented and the statement in which other comprehensive income is presented.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments

Fixed Maturity and Equity Securities Available-For-Sale

Investments in fixed maturity and equity securities available-for-sale as of December 31, 2011 and December 31, 2010 are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2011	Cost	Gains	Losses	Value
Fixed maturity securities
U.S. government	$826,282	$28,850	$17,584	$837,548
Corporate bonds	49,051,574	6,859,165	495,980	55,414,759
Total fixed maturity securities	49,877,856	6,888,015	513,564	56,252,307
Corporate preferred stock	250,652	18,500	21,192	247,960
Corporate common stock	313,650	1,121	257,958	56,813
Total equity securities	564,302	19,621	279,150	304,773
Total fixed maturity and equity securities	$50,442,158	$6,907,636	$792,714	$56,557,080

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2010	Cost	Gains	Losses	Value
Fixed maturity securities
U.S. government	$794,408	$40,968	$-	$835,376
Corporate bonds	53,063,324	5,397,422	504,671	57,956,075
Total fixed maturity securities	53,857,732	5,438,390	504,671	58,791,451
Corporate preferred stock	250,652	12,500	7,194	255,958
Corporate common stock	115,302	3,492	33,108	85,686
Total equity securities	365,954	15,992	40,302	341,644
Total fixed maturity and equity securities	$54,223,686	$5,454,382	$544,973	$59,133,095

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments (continued)

All securities in an unrealized loss position as of the financial statement dates, the estimated fair value, pre-tax gross unrealized loss and number of securities by length of time that those securities have been continuously in an unrealized loss position as of December 31, 2011 and 2010 are summarized as follows:

		Unrealized	Number of
December 31, 2011	Fair Value	Loss	Securities
Fixed maturity securities
More than 12 months
Corporate bonds	$3,581,460	$416,199	31
Less than 12 months
U. S. Government	709,290	17,584	1
Corporate bonds	1,437,456	79,781	10
Total less than 12 months	2,146,746	97,365	11
Total fixed maturity securities	$5,728,206	$513,564	42
Equity securities
More than 12 months
Corporate preferred stocks	$129,460	$21,192	2
Corporate common stocks	8,600	38,508	1
Total more than 12 months	138,060	59,700	3
Less than 12 months
Corporate common stocks	37,463	219,450	3
Total equity securities	$175,523	$279,150	6

December 31, 2010
Fixed maturity securities - corporate bonds
More than 12 months	$4,401,559	$455,152	36
Less than 12 months	1,681,373	49,519	10
Total fixed maturity securities	$6,082,932	$504,671	46
Equity securities - more than 12 months
Corporate preferred stocks	$143,458	$7,194	2
Corporate common stocks	14,000	33,108	1
Total equity securities	$157,458	$40,302	3

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments (continued)

As of December 31, 2011, the above fixed maturity securities had a weighted average fair value to cost ratio of 91.8%.As of December 31, 2010, the above fixed maturity securities had a weighted average fair value to cost ratio of 92.3%.  As of December 31, 2011, fixed maturity securities were 94% investment grade as rated by Standard & Poor’s.As of December 31, 2010, fixed maturity securities were 93% investment grade as rated by Standard & Poor’s.

There were sixequity securities in an unrealized loss position as of December 31, 2011.  There were three equity securities in a loss position as of December 31, 2010.  The preferred stocks in a loss position as of December 31, 2011 and 2010 had a fair value to cost ratio of 85.9% and 95.2%, respectively.  The common stocks in a loss position as of December 31, 2011 and 2010 had a fair value to cost ratio of 15.2% and 29.7%, respectively.  However, one of the common stocksin a loss position is paying dividends and has been upgraded to a neutral position by Standard & Poor’s in 2011 and 2012.  The remaining common stocks in a loss position are General Motors common stocks acquired in 2011.  The General Motors stocks are not being impaired at this time given the recovery at General Motors and in the general U.S. automobile industry.

The Company’s decision to record an impairment loss is primarily based on whether the security’s fair value is likely to remain significantly below its book value in light of all the factors considered.  Factors that are considered include the length of time the security’s fair value has been below its carrying amount, the severity of the decline in value, the credit worthiness of the issuer, and the coupon and/or dividend payment history of the issuer.  The Company also assesses whether it intends to sell or whether it is more likely than not that it may be required to sell the security prior to its recovery in value.

For any fixed maturity securities that are other-than-temporarily impaired, the Company determines the portion of the other-than-temporary impairment that is credit-related and the portion that is related to other factors. The credit-related portion is the difference between the expected future cash flows and the amortized cost basis of the fixed maturity security, and that difference is charged to earnings. The non-credit-related portion representing the remaining difference to fair value is recognized in other comprehensive income (loss). Only in the case of a credit-related impairment where management has the intent to sell the security, or it is more likely than not that it will be required to sell the security before recovery of its cost basis, is a fixed maturity security adjusted to fair value and the resulting losses recognized in realized gains (losses) in the consolidated statements of operations.Any other-than-temporary impairments on equity securities are recorded in the consolidated statements of operations in the periods incurred as the difference between fair value and cost.

Based on our review, the Company experienced no other-than-temporary impairments during the years ended December 31, 2011 and December 31, 2010. Management believes that the Company will fully recover its cost basis in the securities held at December 31, 2011, and management does not have the intent to sell nor is it more likely than not that the Company will be required to sell such securities until they recover or mature.  The remaining temporary impairments shown herein are primarily the result of the current interest rate environment rather than credit factors that would imply other-than-temporary impairment.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments (continued)

Net unrealized gains included in other comprehensive income for investments classified as available-for-sale, net of the effect of deferred income taxes and deferred acquisition costs assuming that the appreciation had been realized as of December 31, 2011 and 2010 are summarized as follows:

	December 31, 2011	December 31, 2010
Unrealized appreciation on available-for-sale securities	$6,114,922	$4,909,409
Deferred income taxes	(1,222,984)	(981,882)
Net unrealized appreciation on available-for-sale securities	$4,891,938	$3,927,527

The amortized cost and fair value of fixed maturity available-for-sale securities as of December 31, 2011, by contractual maturity, are summarized as follows:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$430,473	$431,995
Due in one year through five years	12,791,824	14,188,796
Due after five years through ten years	28,141,162	31,978,760
Due after ten years	8,514,397	9,652,756
Due at multiple maturity dates	-	-
	$49,877,856	$56,252,307

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds and gross realized gains (losses) from the sales, calls and impairments of fixed maturity available-for-sale securities forthe years ended December 31, 2011 and 2010 are summarized as follows:

	Years Ended December 31,
	Fixed Maturity Securities		Equity Securities
	2011	2010	2011	2010
Proceeds	$4,963,289	$2,953,010	$74,469	$99,676
Gross realized gains	24,919	8,131	6,274	15,537
Gross realized losses	(158)	(99,389)	-	-

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments (continued)

The accumulated change in net unrealized investment gains for fixed maturity and equity securities available-for-sale for the years ended December 31, 2011 and 2010 and the amount of realized investment gains (losses) on fixed maturity and equity securities for the years ended December 31, 2011 and 2010 are summarized as follows:

	Years Ended December 31,
	2011	2010
Change in unrealized investment gains (losses):
Available-for-sale securities:
Fixed maturity securities	$1,440,732	$2,645,361
Equity securities	(235,219)	67,418
Other realized investment gains (losses):
Fixed maturity securities	24,761	(91,258)
Equity securities	6,274	15,537

Mortgage Loans on Real Estate

The Company’s residential mortgage loans as of December 31, 2011 and 2010 are summarized as follows:

	December 31, 2011	December 31, 2010
	Amount	Amount
Mortgage loans
Residential	$79,710	$227,742

The mortgage loans are geographically concentrated in the state of Missouri as of December 31, 2011 and 2010.  As of December 31, 2010, one of the mortgage loans was to a Board member.  The loan balance was $146,412 as of December 31, 2010, the interest rate was 6% and the loan payments were current.  The loan is treated as an arms-length transaction.  The Board member refinanced with another lender and fully paid the mortgage loan in January 2011.

There were no loans more than 90 days past due at December 31, 2011.  There were no mortgage loans in default at December 31, 2011 and there was no allowance for losses as of December 31, 2011 and 2010.

Real estate

The Company owns approximately two acres of land located in Jefferson City, Missouri. Two office buildings have been constructed on this land. The Company occupies all of the 6,076 square feet of the first office building and leases the other 2,248 square foot office building.

The Company’s real estate as of December 31, 2011 and 2010 is summarized as follows:

	December 31, 2011	December 31, 2010

Land and improvements	$635,892	$635,892
Less - accumulated depreciation	(53,332)	(40,000)
Investment real estate, net of accumulated depreciation	$582,560	$595,892

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

2.     Investments (continued)

Investment Income

Major categories of net investment income for the years ended December 31, 2011 and 2010 are summarized as follows:

	Years Ended December 31,
	2011	2010

Fixed maturity securities	$3,321,634	$3,390,647
Equity securities	18,856	19,308
Mortgage loans	6,442	15,698
Real estate	15,000	15,000
Short-term and other investments	73,680	69,224
Gross investment income	3,435,612	3,509,877

Investment expenses	(100,433)	(100,387)
Net investment income	$3,335,179	$3,409,490

3.     Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) on the measurement date.  The Company also considers the impact on fair value of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity.

The Company holds fixed maturity and equity securities that are measured and reported at fair market value on the statement of financial position.  The Company determines the fair market values of its financial instruments based on the fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. The Company’s Level 1 assets and liabilities include fixed maturity and equity securities that are traded in an active exchange market, as well as certain U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The Company’s Level 2 assets and liabilities include fixed maturity securities with quoted prices that are traded less frequently than exchange-traded instruments or assets and liabilities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes U.S. Government and agency mortgage-backed debt securities and corporate debt securities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments and asset-backed securities where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

3.       Fair Value Measurements (continued)

The Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into the three-level fair value hierarchy.  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.  A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the valuation inputs, or their ability to be observed, may result in a reclassification for certain financial assets or liabilities. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in/out of the Level 3 category as of the beginning of the period in which the reclassifications occur.

The Company’s fair value hierarchy for those financial instruments measured at fair value on a recurring basis as of December 31, 2011 and 2010 is summarized as follows:

December 31, 2011	Level 1	Level 2	Level 3	Total
Fixed maturity securities, available-for-sale
U.S. government	$-	$837,548	$-	$837,548
Corporate bonds	-	55,414,759	-	55,414,759
Total fixed maturity securities	$-	$56,252,307	$-	$56,252,307

Equity securities, available-for-sale
Corporate preferred stocks	$-	$247,960	$-	$247,960
Corporate common stocks	56,813	-	-	56,813
Total equity securities	$56,813	$247,960	$-	$304,773

December 31, 2010	Level 1	Level 2	Level 3	Total
Fixed maturity securities, available-for-sale
U.S. government	$-	$835,376	$-	$835,376
Corporate bonds	-	57,956,075	-	57,956,075
Total fixed maturity securities	$-	$58,791,451	$-	$58,791,451

Equity securities, available-for-sale
Corporate preferred stocks	$-	$255,958	$-	$255,958
Corporate common stocks	85,686	-	-	85,686
Total equity securities	$85,686	$255,958	$-	$341,644

At December 31, 2011 and December 31, 2010, the Company held no Level 3 financial instruments.

Fair values for Level 1 and Level 2 assets for the Company’s fixed maturity and equity securities available-for-sale are primarily based on prices supplied by its custodian bank.  The custodian bank utilizes a third party pricing service to provide quoted prices in the marketwhich use observable inputs in developing such rates.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

3.       Fair Value Measurements (continued)

The Company analyzes market valuations received to verify reasonableness and to understand the key assumptions used and the sources.  Since the fixed maturity securities owned by the Company do not trade on a daily basis, the custodian bank and the third party pricing service prepare estimates of fair value measurements using relevant market data, benchmark curves, sector groupings and matrix pricing.  As the fair value estimates of the Company’s fixed maturity securities are based on observable market information rather than market quotes, the estimates of fair value on these fixed maturity securities are included in Level 2 of the hierarchy.  The Company’s Level 2 investments include obligations of the U.S. government and corporate bonds.

The Company’s common stocks are included in Level 1 and the preferred stocks are included in Level 2.  Level 1 for the common stocks is appropriate since they trade on a daily basis, are based on quoted market prices in active markets and based upon unadjusted prices.  Level 2 for the preferred stocks is appropriate since they are not actively traded.  The Company’s fixed maturity and equity securities portfolio is highly liquid and allows for a high percentage of the portfolio to be priced through pricing services.

Fair Value of Financial Instruments

The estimated fair values of financial instruments, as of December 31, 2011 and 2010 are summarized as follows:

	December 31, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Assets
Fixed maturity securities	$56,252,307	$56,252,307	$58,791,451	$58,791,451
Equity securities	304,773	304,733	341,644	341,644
Mortgage loans on real estate Residential	79,710	79,710	227,742	227,742
Policy loans	1,047,378	1,047,378	1,020,176	1,020,176
Cash and cash equivalents	9,103,505	9,103,505	3,367,421	3,367,421
Liabilities
Policyholders' account balances	$36,746,133	36,746,133	$36,194,680	36,194,680
Policy claims	166,594	166,594	127,985	127,985

The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies.  However, considerable judgment was required to interpret market data to develop these estimates.  Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange.  The use of different market assumptions or estimation methodologies may have a material effect on the fair value amounts.

The following methods and assumptions were used in estimating the “fair value” disclosures for financial instruments in the accompanying financial statements and notes thereto:

Fixed Maturity and Equity Securities

The fair value of fixed maturity and equity securities are based on the principles previously discussed as Level 1, Level 2 and Level 3.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

3.       Fair Value Measurements (continued)

Mortgage Loans on Real Estate

The fair values for mortgage loans approximate their carrying value.

Cash and Cash Equivalents and Policy loans

The carrying value of these financial instruments approximates their fair values.

Investment Contracts – Policyholders’ Account Balances

The fair value for liabilities under investment-type insurance contracts (primarily accumulation annuities and deposit-type liabilities) approximate their carrying value.

The fair values for insurance contracts other than investment-type contracts are not required to be disclosed.

Policy Claims

The carrying amounts reported for these liabilities approximate their fair value.

4.       Deferred Policy Acquisition Costs

The balances of and changes in deferred acquisition costs as of and for the years ended December 31, 2011 and 2010are summarized as follows:

	2011	2010
Balance, beginning of year	$695,145	$756,685
Capitalization of commissions, sales and issue expenses	29,736	21,929
Amortization	(84,566)	(83,469)
Balance, end of year	$640,315	$695,145

5.       Federal Income Taxes

The Company is taxed as a life insurance company under the provisions of the Internal Revenue Code on the basis of combined net investment income, capital gains and underwriting income..

The federal income tax expense was $203,344 and $271,511for the years ended December 31, 2011 and 2010, respectively, representing effective tax rates of 14.1% and 20.9% for 2011 and 2010.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

5.     Federal Income Taxes (continued)

A reconciliation of federal income tax expense computed by applying the federal income tax rate of 34% to income before federal income tax expense for the years ended December 31, 2011 and 2010 is summarized as follows:

	Years ended December 31,
	2011	2010
Expected tax expense	$505,200	$453,900
Small life company deduction	(303,000)	(272,000)
Deposit-type contracts deposits in excess of withdrawals	44,000	68,000
Alternative minimum tax	17,000	15,000
Adjustment of prior years' taxes	(52,000)	-
Other	3,030	4,100
Total income tax expense	$214,230	$269,000

The components of total income tax expense (benefit) for the years ended December 31, 2011 and 2010 is summarized as follows:

	Years ended December 31,
	2011	2010
Current tax expense	$214,230	$269,000
Deferred tax expense (benefit)	(10,886)	2,511
Total income tax expense	$203,344	$271,511

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

5.     Federal Income Taxes(continued)

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2011 and 2010 are summarized as follows:

	December 31,
	2011	2010
Deferred tax liabilities:
Net unrealized investment gains	$1,222,984	$981,882
Deferred policy acquisition costs	89,588	94,589
Reinsurance recoverable	24,014	23,302
Dividends to policyholders	21,767	20,534
Due premiums	1,296	1,241
Total deferred tax liabilities	1,359,649	1,121,548
Deferred tax assets:
Policyholders' account balance and future policy benefits	151,407	144,307
Capital loss carryforward	7,748	-
Unearned investment income	2,267	9,511
Investment in real estate	5,943	5,662
Total deferred tax assets	167,365	159,480
Valuation allowance	-	-
Net deferred tax liabilities	$1,192,284	962,068

The changes in the components of deferred federal income taxes as of and for the years ended December 31, 2011 and 2010 are summarized as follows:

	Years ended December 31,
	2011	2010
Balance January 1	$962,068	$417,001
Deferred tax expense (benefit)	(10,886)	2,511
Investments available-for-sale	241,102	542,556
Balance December 31	$1,192,284	$962,068

The Tax Reform Act of 1984 eliminated the prior law provision that permitted stock life insurance companies to add certain deferred income to policyholder surplus accounts.  The Company cannot enlarge its policyholder surplus account after 1983, at which time the balance of such account was approximately $284,406.  There will be no tax, however, on this previously deferred amount until such amounts are treated as distributed to shareholders or subtracted from the policyholder surplus account as specified by the Internal Revenue Code.

The balance in the shareholders’ surplus account was $9,346,759 and $8,835,708 as of December 31, 2011 and 2010, respectively.  Management believes there will be sufficient additions to the shareholders’ surplus account in 2012 and future years to offset deductions arising from cash dividends, if any, paid by the Company.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

5.     Federal Income Taxes (continued)

As of December 31, 2011, the Company had no operating loss carryforwards.  The Company has capital loss carryforwards of $38,741 as of December 31, 2011.

The Company has no known uncertain tax benefits within its provision for income taxes. In addition, the Company does not believe it would be subject to any penalties or interest relative to any open tax years and, therefore, have not accrued any such amounts. The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions.  The 2007 through 2011 U.S. federal tax years are subject to income tax examination by tax authorities. The Company classifies any interest and penalties (if applicable) as income tax expense in the financial statements.

6.     Reinsurance

The Company assumes reinsurance from and cedes insurance to other insurers and reinsurers under various contracts that cover individual risks or entire classes of business.  These insurance arrangements provide greater diversification of business and minimize losses arising from large risks or from hazards of an unusual nature.  Although the ceding of insurance does not discharge the original insurer from its primary liability to its policyholder, the insurance company that assumes the coverage assumes the related liability, and it is the practice of insurers for accounting purposes to treat insured risks, to the extent of reinsurance ceded, as though they were risks for which the original insurer is not liable.  Family Benefit Life participates in reinsurance in order to provide risk diversification, additional capacity for future growth and limit the maximum net loss potential arising from large risk.

To the extent the reinsurance companies are unable to meet their obligations under the reinsurance agreements, Family Benefit Life remains primarily liable for the entire amount at risk.

Reinsurance assumed and ceded amounts for Family Benefit Life for 2011 and 2010 are summarized as follows:

	2011	2010
Premiums assumed	$511,639	$473,133
Commissions and expense allowances	-	-
Benefits assumed	479,184	455,033
Reserve credits assumed	-	-
Inforce amount assumed	449,157,377	422,646,910

Premiums ceded	133,296	130,855
Commissions and expense allowances	-	-
Benefits ceded	75,190	101,309
Reserve credits ceded	120,068	116,508
Inforce amount ceded	37,866,000	40,783,641

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

7.     Property and Equipment

Property and equipment as of December 31, 2011 and 2010 is summarized as follows:

	December 31, 2011	December 31, 2010
Electronic data processing equipment	$91,710	$91,475
Furniture and fixtures	143,638	142,068
Total property and equipment	235,348	233,543
Less - accumulated depreciation	(234,394)	(231,977)
Property and equipment net of accumulated depreciation	$954	$1,566

8.     Leases

The Company entered into a one-year lease beginning August 1, 2010 and ending July 31, 2011.  The lease can be renewed annually if no termination notice is given by either party on or before May 1.  No notice was given by either party on May 1, 2011 and therefore the lease was renewed for an additional one-year period.  The tenant pays Family Benefit Life $15,000 per year in monthly installments of $1,250.

9.     Shareholders’ Equity and Statutory Accounting Practices

Family Benefit Life is domiciled in Missouri and prepares its statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the Missouri Department of Insurance.  Prescribed statutory accounting practices include publications of the NAIC, state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Statutory accounting practices primarily differ from GAAP by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions and valuing investments, deferred taxes, and certain assets on a different basis.

The statutory net income for Family Benefit Life amounted to $1,226,329 and $1,010,895 for the years ended December 31, 2011 and 2010, respectively.The statutory surplus of Family Benefit Life was $10,951,137 and $10,440,090 as of December 31, 2011 and 2010, respectively.  Family benefit Life is subject to Missouri laws which limit the amount of dividends that insurance companies can pay to stockholders without approval of the respective Departments of Insurance. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the lesser of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations, there is capacity to pay a dividend in 2012 without prior approval.  Dividends paid to the shareholders were $578,055 and $193,874 in 2011 and 2010, respectively.

Family Benefit Life Insurance Company
Notes to Financial Statements
December 31, 2011 and 2010

10.     Comprehensive Income

The components of comprehensive income, net of related federal income taxes and adjustments to deferred acquisition costs, for the year ended December 31, 2011 and 2010 are summarized as follows:

	Year Ended December 31,
	2011	2010
Net income	$1,192,250	$980,520
Total net unrealized gains arising during the period	995,446	2,094,502
Less: Net realized investment gains (losses)	31,035	(75,721)
Net unrealized gains	964,411	2,170,223
Total comprehensive income	$2,156,661	$3,150,743

Realized gains and losses on the sales of investments are determined based upon the specific identification method and include provisions for other-than-temporary impairments where appropriate.

11.     Concentrations of Credit Risk

Credit risk is limited by diversifying the Company’s investments.  The Company maintains cash and cash equivalents at multiple institutions.  The Federal Deposit Insurance Corporation currently insures all non-interest bearings accounts.  Other funds are invested in mutual funds that invest in U.S. government securities.  There are no uninsured balances as of December 31, 2011 and 2010 since all amounts are insured by either the Securities Investor Protection Corporation or Merrill Lynch.  The Company has not experienced any losses in such accounts.

12. Contingent Liabilities

Guaranty fund assessments may be taken as a credit against premium taxes over a five-year period.  These assessments, brought about by the insolvency of life and health insurers, are levied at the discretion of the various state guaranty fund associations to cover association obligations.

13. Stock Compensation

Employees, agents and Board members are eligible to purchase Treasury stock of the Company after thirty days of employment.  The Company matches the individual’s contribution but not in excess of five percent (5%) of the participant’s compensation.  The Company’s match was $17,626 and $18,037 for the years ended December 31, 2011 and 2010, respectively.